Exhibit 99.7

FSB Community Bankshares, Inc. [logo] Subscription & Community Offering Stock Order Form
Fairport Savings Bank Stock Information Center xxx xxxxxx xxxxx, xx xxxxx xxx-xxx-xxxx	Expiration Date for Stock Order Forms: Xxxxxx, June xx, 2007 _:00 p.m., Eastern time (received not postmarked)
IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price X 10.00 =	(2) Total Payment Due	Minimum number of shares: 25 shares ($250.) Maximum number of shares: 10,000 shares ($100,000) Maximum number of shares for associates or group: 15,000 shares ($150,000) See Instructions.
$

(3) Employee/Officer/Director Information ☐ Check here if you are an employee, officer or director of Fairport Savings Bank or member of such person’s immediate family living in the same household.
(4) Method of Payment by Check Enclosed is a check, bank draft or money order payable to Fairport Savings Bank. in the amount indicated in this box.	Total Check Amount	$	.
(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Fairport Savings Bank. There is no early withdrawal penalty for this form of payment. Funds in an Individual Retirement Accounts maintained at Fairport Savings Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw	$ Withdrawal Amount
$	.
$	.
(6) Purchaser Information
Subscription Offering - Check here and list account(s) below if you had:
☐ a. A deposit account(s) totaling $50 or more on the close of business December 31, 2005 (“Eligible Account Holder”).
☐ b. A deposit account(s) totaling $50 or more on the close of business March 31, 2007 but are not an Eligible Account Holder (Supplemental Eligible Account Holder).
☐ c.  A deposit account(s) ) totaling $50 or more on the close of business April 30, 2007 or a loan outstanding as of January 14, 2005 that continued to be outstanding as of April 30, 2007 but are not and Eligible Account Holder or Supplemental Eligible Account (“Other Member”).

Community Offering - Check here if you are: ☐ d. A community member (Indicate county of residence in #9 below).

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.
Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership & SS# or Tax ID#:	SS#/Tax ID#	²
☐Individual	☐Joint Tenants	☐ Tenants in Common	☐ Fiduciary (i.e., trust, estate)
☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only)	☐ Company/Corporation/ Partnership	☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)	SS#/Tax ID#	²
(8) Stock Registration & Address:
Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.
Name:
Name Continued:
Mail to- Street:
City:	State:	Zip Code:
(9) Telephone Daytime/Evening	( ) --	( ) --	County of Residence
(10) ☐ NASD Affiliation - Check here if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person affiliated, or associated, with a NASD member, (continued on reverse side)
(11) ☐ Associates/Acting in Concert - Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.
(12) Acknowledgement - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Fairport Savings Bank no later than _:00 p.m., Eastern time, on Xxxxxx, June xx, 2007, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Fairport Savings Bank, this stock order form may not be modified, withdrawn or canceled without Fairport Savings Bank’s consent and if authorization to withdraw from deposit accounts at Fairport Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the stock issuance plan of FSB Community Bankshares, Inc. described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and delivery of this stock order form to FSB Community Bankshares, Inc.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Fairport Savings Bank, FSB Community Bankshares, Inc. and FSB Community Bankshares, MHC will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.
Bank Use

Signature Date ²	Signature Date ²
SIGNATURE REQUIRED ON REVERSE SIDE ALSO

Item (6) Purchaser Account Information continued:
Bank Use	Account Number(s)	Account Title (Name(s) on Account)

Item (10) NASD continued:
a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.

Item (11) Associates/Acting In Concert continued:
If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term “associate” of a particular person means:

(1) any corporation or organization, other than FSB Community Bankshares, MHC, FSB Community Bankshares, Inc. or Fairport Savings Bank or a majority-owned subsidiary of FSB Community Bankshares, Inc. or Fairport Savings Bank, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

(2) any trust or other estate if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate. For purposes of Office of Thrift Supervision Regulations Sections 563b.370, 563b.380, 563b.385, 563b.390 and 563b.505, a person who has a substantial beneficial interest in a tax-qualified or non-tax-qualified employee plan, or who is a trustee or fiduciary of the plan is not an associate of the plan. For purposes of Section 563b.370 of the Office of Thrift Supervision Regulations, a tax-qualified employee plan is not an associate of a person;

(3) any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of FSB Community Bankshares, MHC, FSB Community Bankshares, Inc. or Fairport Savings Bank or a subsidiary thereof; and

(4) any person acting in concert with the persons or entities specified above.

Acting in concert- The term “acting in concert” means:

(1)  knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
CERTIFICATION FORM
I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY FSB COMMUNITY BANKSHARES, MHC, FSB COMMUNITY BANKSHARES, INC., FAIRPORT SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.
If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call Robert Albanese, Regional Director of the Northeast Regional Office of the Office of Thrift Supervision at (201) 413-1000.
I further certify that, before purchasing the common stock, par value $0.10 per share, of FSB Community Bankshares, Inc. (the “Company”), the holding company for Fairport Savings Bank, I received a prospectus of the Company dated __________ xx, 2007 relating to such offer of common stock.
The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page __, the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to the Business
1.     Higher Costs of Operations and Lower Interest Rate Margins Have Hurt Our Profitability. If these Conditions Continue, We May Not Be Able to Earn a Profit During the Period Following Completion of the Stock Offering.
2.     Our Lending Activities and Pricing Strategies for Loans and Deposits Provide Us Lower Rates of Return than Financial Institutions that Originate More Commercial Loans or Who are Less Aggressive in Pricing Loan and Deposit Products.
3.     The Current Interest Rate Environment Has Had and Will Have An Adverse Effect On Our Net Interest Income.
4.     Our Operating Expenses are High as a Percentage of our Net Interest Income, Making It More Difficult to Maintain Profitability.
5.     Our Growth Strategy Will Increase Our Expenses and May Not Be Successful.
6.     The Federal Deposit Insurance Corporation has Issued New Rules that Will Increase Our Deposit Insurance Assessments and Reduce Our Net Income.
7.     Because Most of our Borrowers are Located in the Rochester, New York Metropolitan Area, a Downturn in the Local Economy or a Decline in Local Real Estate Values Could Cause an Increase in Nonperforming Loans, Which Could Hurt Our Profits.
8.     The Stock Offering Will Reduce Our Return on Average Equity.
9.     Strong Competition Within Our Market Areas May Limit Our Growth and Profitability.
10.   If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Will Decrease.

Risks Related to the Stock Offering
11.   The Future Price of the Shares of Our Common Stock May Be Less Than the Purchase Price in the Stock Offering.
12.   There Will Be a Limited Trading Market in Our Shares of Common Stock, Which Will Hinder Your Ability to Sell Our Shares of Common Stock and May Adversely Affect the Market Price of the Stock.
13.   We Will Need to Implement Additional Finance and Accounting Systems, Procedures and Controls in Order to Satisfy Our New Public Company Reporting Requirements, Which Will Increase our Operating Expenses.
14.   Our Stock-Based Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income.
15.   Proposed Office of Thrift Supervision Regulations May Permit Us to Adopt Stock-Based Benefit Plans that Exceed Limits Applicable Under Current Regulations, and May Permit us to Approve Stock Benefit Plans Without a Separate Vote of Minority Shareholders.
16.   The Implementation of Stock-Based Benefit Plans May Dilute Your Ownership Interest.
17.   We Have Broad Discretion in Using the Proceeds of the Stock Offering. Our Failure to Effectively Use Such Proceeds May Reduce Our Net Income.
18.   Persons Who Purchase Stock in the Stock Offering Will Own a Minority of Our Shares of Common Stock and Will Not Be Able to Exercise Voting Control Over Most Matters Put to a Vote of Shareholders.
19.   Our Stock Value May be Affected Negatively by Federal Regulations Restricting Takeovers and Our Mutual Holding Company Structure.
20.   The Corporate Governance Provisions in our Charter and Bylaws May Prevent or Impede the Holders of a Minority of Our Common Stock From Obtaining Representation on Our Board of Directors.
21.   Office of Thrift Supervision Policy on Remutualization Transactions Could Prohibit the Acquisition of FSB Community Bankshares, Inc., Which May Lower Our Stock Price.
(By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,
Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Signature Date ²	Signature Date ²
Print Name	Print Name
THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

Top of Stock Order Form

Stock order and certification forms will only be accepted by our subscription processor or, if delivered by hand, at our main office.

Your order must be physically received (not postmarked) by FSB Community Bankshares, Inc. no later than _:__ p.m., Eastern time, on ___day, June __, 2007

Please read the prospectus carefully before making in investment decision.

FSB Community Bankshares, Inc. [LOGO]
Stock Ownership Guide
Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New Jersey Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NY (use minor’s social security number).

Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
•     The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.
•     The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
•     A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
•     The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
•     The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions
Items 1 and 2 - Number of Shares and Total Payment Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10 per share. The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the stock issuance plan outlined in the prospectus, the maximum purchase in any category of the subscription offering is $100,000 (10,000 shares) of common stock, and the maximum purchase in the community offering (if held) by any person, is $100,000 (10,000 shares) of common stock. However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $150,000 (15,000 shares) of common stock.

Item 3 - Employee/Officer/Director Information
Check this box to indicate whether you are an employee, officer or director of Fairport Savings Bank or a member of such person’s immediate family living in the same household.

Item 4 - Method of Payment by Check
If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Fairport Savings Bank. Payment in cash may be made only if delivered in person. Your funds will earn interest at Fairport Savings Bank’s passbook rate of interest until the stock offering is completed.

Item 5 - Method of Payment by Withdrawal
If you pay for your stock by a withdrawal from a deposit account at Fairport Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information
Subscription Offering

a.     Check this box if you had a deposit account(s) totaling $50.00 or more on the close of business December 31, 2005 (“Eligible Account Holder”).
    b.     Check this box if you had a deposit account(s) totaling $50.00 or more on the close of business March 31, 2007 but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).
    c.     Check this box if you had a deposit account(s) totaling $50.00 or more on the close of business April 30, 2007 or a loan outstanding as of January 14, 2005 that continued to be outstanding as of April 30, 2007 but are not and Eligible Account Holder or Supplemental Eligible Account (“Other Member”). ***$50 requirement in doc???????
Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.
Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.
Community Offering
c. Check this box if you are a community member (Indicate county of residence in item 9).

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address
Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock certificate registration, mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.” .” Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Item 9 – Telephone Number(s) and County
Indicate your daytime and evening telephone number(s) and county. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 – NASD Affiliation Check this box if you are a member of the NASD or if this item otherwise applies to you.
Item 11 – Associates/Acting in Concert
Check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock form.

Item 12 – Acknowledgement
Sign and date the stock order form and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by FSB Community Bankshares, Inc. no later than _:00 p.m., Eastern time, on Xxxxxx, June xx, 2007 or it will become void.

Delivery Instructions:
You may deliver your stock order form by mail using the enclosed stock order return envelope or by overnight delivery to the stock information center address indicated on the front of the stock order form.

Hand delivery of stock order forms may be made only to the main office of Fairport Savings Bank located at 45 South Main St., Fairport, NY.
Stock order forms will not be accepted at any of our branch offices.

If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our stock information center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.
Fairport Savings Bank
Stock Information Center
xxxxx xxxxxxxxxxxxxxxxxx